As filed with the Securities and Exchange Commission on May 13, 1999

                                            Registration Statement No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  InaCom Corp.
             (Exact name of registrant as specified in its charter)

      Delaware                                           47-0681813
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification Number)

                               10810 Farnam Drive
                              Omaha, Nebraska 68154
                                 (402) 758-3900

    (Address,     including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               David C. Guenthner
              Executive Vice President and Chief Financial Officer
                               10810 Farnam Drive
                              Omaha, Nebraska 68154

                                 (402) 758-3900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
                                   Copies to:
                               David L. Hefflinger
                      McGrath, North, Mullin & Kratz, P.C.
                                   Suite 1400
                             One Central Park Plaza
                                 Omaha, NE 68102

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

    If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
/  /

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

======================================== ================== ===================== ====================== =================
Title of each class of securities to     Amount to be       Proposed maximum      Proposed maximum       Amount of
be registered                            registered         offering price per    aggregate offering     Registration
                                                            unit                  price(1)               Fee(1)
======================================== ================== ==================== ======================= =================

    Common Stock ($.10 par value).......       77,924        $     10.69         $       833,008         $      232
======================================== ================== ==================== ======================= =================

----------

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share as reported on the New York Stock Exchange on May 5, 1999.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                77,924 Shares of
                                  InaCom Corp.
                                  COMMON STOCK
                                ($.10 Par Value)
                               -------------------


         The selling stockholders of InaCom Corp. listed on page 6 may offer or sell up to 77,924 shares of our common stock under this prospectus from time to time.

         We issued these shares to the selling stockholders in connection with our acquisition of Tobek Technical Services, Inc. in July 1998.

         Our common stock is quoted on the New York Stock Exchange under the symbol "ICO." On May __, 1999, the closing price of the common stock on the New York Stock Exchange was $________ per share.

         The selling stockholders may offer their shares of common stock through public or private transactions, at prevailing market prices, or at privately negotiated prices.

         We will not receive any of the proceeds from the sale of the common stock. All costs, expenses and fees in connection with the registration of the common stock will be paid by us, except that the selling stockholders will pay their own underwriting discounts and selling commissions. See "Plan of Distribution" on page 7.

--------------------------------------------------------------------------------


             Neither the Securities and Exchange Commission nor any
                   state securities commission has approved or
               disapproved of those securities or passed upon
                        the adequacy or accuracy of this
                      prospectus. Any representation to the
                         contrary is a criminal offense.
              -----------------------------------------------------















May ___, 1999

                                TABLE OF CONTENTS
                                                                          Page




Available Information.............................................       3

Incorporation of Certain Documents By Reference...................       3

Certain Forward-Looking Statements................................       4

InaCom............................................................       4

Description of Capital Stock......................................       4

Selling Stockholders..............................................       6

Plan of Distribution..............................................       7

Experts...........................................................       7

Legal Matters.....................................................       8


         You should rely only on the information contained in this prospectus and in the materials we file with the Securities and Exchange Commission (the "SEC"). We have not authorized anyone to provide you with any other information that is different. Our common stock is not being offered in any state where the offer is not permitted. The information contained in this prospectus and our filings with the SEC is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of the securities.

                              AVAILABLE INFORMATION

         We have filed this prospectus as part of a registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the contents of the documents, you should obtain the documents yourself by following the procedures described below.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement that contains this prospectus, are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered part of this prospectus and information that we file subsequently with the SEC will automatically update and supersede information contained in this prospectus and the accompanying prospectus supplement. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that the securities offered by this prospectus are sold.

o        Annual  Report on Form 10-K for the year ended  December  26,  1998.

o        Quarterly Report on Form 10-Q for the quarter ended March 27, 1999.

o Current Reports on Form 8-K dated February 17, 1999 as amended, and Form 8-K dated March 25, 1999.

o The description of the common stock contained in our registration statements filed pursuant to the Securities Exchange Act of 1934, and any amendment or report filed for the purposes of updating such description.

         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                  InaCom Corp.
                  10810 Farnam Drive
                  Omaha, Nebraska  68154
                  (Attention:  Chief Financial Officer)
                  (402) 758-3900

                       CERTAIN FORWARD-LOOKING STATEMENTS

         This prospectus, including documents incorporated by reference herein, contains certain forward-looking statements and information relating to us that are based on the beliefs of management as well as assumptions made by and information currently available to management. Such statements reflect our current view of InaCom with respect to future events and are subject to certain risks, uncertainties and assumptions, including factors described in InaCom's Annual Report on Form 10-K under "Certain Business Factors." Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as believed, estimated or expected.

                                     INACOM

         We are a leading single-source provider of information technology services and products designed to enhance the productivity of information systems primarily for Fortune 1000 clients. We offer a comprehensive range of integrated life cycle services to manage the entire technology life cycle including: (1) technology planning, (2) technology procurement, (3) technology integration, (4) technology support, and (5) technology management. We sell our products and services through a marketing network of company-owned business centers throughout the United States that focus on serving large corporations. We also have a network of value-added resellers that typically have a regional, industry, or specific product focus. We have international locations in Central America, South America and Mexico and international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa and Canada to satisfy the technology management needs of our multinational clients.

         Our headquarters are located at 10810 Farnam Drive, Omaha, Nebraska 68154, and our telephone number is (402) 758-3900.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.10 per share and 1,000,000 shares of Class A Preferred Stock, par value $1.00 per share. As of May 3, 1999, there were (1) 45,228,260 shares of common stock outstanding or issuable pursuant to the February 1999 merger with Vanstar Corporation and (2) no shares of Class A Preferred Stock outstanding.

         In October 1996, Vanstar's subsidiary trust issued certain preferred securities and the holders are entitled to cumulative cash distributions at an annual rate of 6 3/4% of the liquidation amount of $50 per security. The preferred securities are convertible at the option of the holder into InaCom common stock at a conversion rate of 1.113 shares of InaCom common stock for each preferred security (equivalent to a conversion price of $44.92 per share); an aggregate of 5,565,000 shares of common stock would be issued if all preferred securities were converted into common stock.

Common Stock

         Holders of common stock are entitled to such dividends as may be declared by our Board of Directors out of the assets legally available for that purpose. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights; therefore, the holders of more than 50% of the common stock voting for the election of directors can elect all the directors. The holders of common stock have no pre-emptive or other subscription rights, and there are no conversion or redemption or sinking fund provisions with respect to such shares.

         All of the outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

         Our Board of Directors is authorized to issue up to 1,000,000 shares of Class A Preferred Stock in one or more series, from time to time, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as may be provided in a resolution or resolutions adopted by the Board of Directors. The authority of the Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (1) the number of shares; (2) the dividend rate and the date from which dividends are to be cumulative; (3) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund providing for the purchase or redemption of such shares; (4) whether shares shall be convertible, and, if so, the terms and provisions thereof; (5) what restrictions are to apply, if any, on the issue or reissue of any additional Class A Preferred Stock; and (6) whether shares have voting rights. Shares of Class A Preferred Stock may be issued with a preference over the common stock as to the payment of dividends. No shares of Class A Preferred Stock have been issued.

         Classes of stock such as the Class A Preferred Stock may be used, in certain circumstances, to create voting impediments on extraordinary corporate transactions or to frustrate persons seeking to effect a merger or otherwise to gain control of InaCom. For the foregoing reasons, any shares of Class A Preferred Stock issued by us could have an adverse effect on the rights of the holders of the common stock. We have no present plans to issue any shares of Class A Preferred Stock.

Liquidation and Other Rights

         Upon liquidation, the holders of common stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any shares of series of Class A Preferred Stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of common stock. Any such future issuance will subject the common stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.

Advance Notice Requirements in Connection with Stockholder Meetings

         Our bylaws establish an advance notice procedure for bringing business before an annual meeting of stockholders and for nominating (other than by or at the direction of the Board of Directors) candidates for election as directors at a meeting of stockholders. To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election of directors at a meeting must be received by the Secretary of InaCom not less than 90 nor more than 120 days prior to the meeting.

Section 203 of the Delaware General Corporation Law

         Section 203 of the General Corporation Law of the Delaware prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) upon consummation of such transaction the interested stockholder owned 85% of the voting stock of the corporation outstanding at the time the transaction commenced or (2) the business combination is, or the transaction in which such person became interested stockholder was, approved in a prescribed manner. A "business combination" includes a merger, an asset sale and any other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock.

Transfer Agent

         The transfer agent for the common stock is First Chicago Trust Company of New York.

                                                SELLING STOCKHOLDERS

         The 77,924 shares of common stock offered in this Prospectus are owned by or may be issued to the following selling stockholders in the indicated amounts:

                                    Shares of         Shares of Common Stock
         Selling Stockholder   Common Stock Owned       Which May Be Issued

         Brett Husselbaugh           53,360                     23,277

         Richard Backus               1,287

         We acquired Tobek Technical Services, Inc. in July 1998 and issued an aggregate of 54,647 shares to the selling stockholders and may issue up to an additional 23,277 shares to Brett Husselbaugh pursuant to certain contractual provisions.

                              PLAN OF DISTRIBUTION

         The selling stockholders may offer the common stock from time to time:

o        on the New York Stock Exchange

o        on other exchanges on which the common stock may be listed

o        in the over-the-counter market

o in other ways not involving market-makers or established trading markets, including direct sales to purchasers or sales effected through agents

         The shares may be sold at prices and at terms then prevailing, at prices related to the then current market price or in negotiated transactions The shares may be sold in one or more of these transactions:

o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction

o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus

o        an exchange distribution in accordance with the rules of an exchange

o ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers

o pursuant to call and put options or similar rights giving the holder, the broker or dealer the right to purchase or the selling stockholders, the broker or dealer the right to sell a fixed amount of common stock at pre-negotiated prices

o by bona fide pledgees of shares pursuant to loan and pledge agreements with the selling stockholders.

         Brokers or dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated by the selling stockholders.

                                     EXPERTS

         The consolidated financial statements of InaCom Corp. and subsidiaries as of December 26, 1998 and December 27, 1997, and for each of the years in the three-year period ended December 26, 1998, incorporated by reference herein from the Company's Current Report on Form 8-K/A filed March 4, 1999, have been incorporated herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. That report refers to the opinion of other auditors with respect to Vanstar Corporation ("Vanstar") a company acquired by the Company in February 1999 in a business combination accounted for as a pooling of interests. Such statements are included in the consolidated financial statements of the Company. Those statements were audited by other auditors whose report has been furnished to us, and KPMG LLP's opinion, insofar as it relates to the amounts included for Vanstar, is based solely on the report of the other auditors.

         The consolidated financial statements of Vanstar,  appearing in Exhibit
99.1 of the Company's Current Report on Form 8-K/A filed March 4, 1999, for the year ended April 30, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein. Such consolidated financial statements are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby have been passed upon for us by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska 68102.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the various expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the registration fees of the Commission.


====================================== ==========================
                Item                     Amount to be paid by
                                                Company
====================================== ==========================
SEC registration fee                                 $232
====================================== ==========================
Printing and engraving expenses                      $1,000*
====================================== ==========================
Accounting fees and expenses                         $10,000*
====================================== ==========================
Legal fees and expenses                              $15,000*
====================================== ==========================
Miscellaneous                                        $1,786*
====================================== ==========================
 Total                                               $28,000*
====================================== ==========================

-------------------------
*Estimated

Item 15. Indemnification of Directors and Officers.

         Pursuant to Article VII of the Certificate of Incorporation of InaCom, InaCom shall, to the extent required, and may, to the extent permitted, by
Section 102 and Section 145 of the General Corporation Law of the State of Delaware, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. The Certificate of Incorporation provides that no director shall be liable to InaCom or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to acts or omissions; however, a director shall continue to be liable for (1) any breach of a director's duty of loyalty to InaCom or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or
(4) any transaction from which the director derived an improper personal benefit.

         The by-laws of InaCom provide for indemnification of InaCom's officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by them, including liability arising under the Securities Act of 1933, to the extent legally permissible under section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving InaCom in such capacity. Generally, under Delaware law, indemnification may only be available where an officer or director can establish that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of InaCom.

         InaCom also maintains a director and officer insurance policy which insures the officers and directors of InaCom and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

Item 16. Exhibits.

Exhibit  4.1         Specimen common stock Certificate incorporated by reference
                     from   InaCom's   registration   statement   on  Form   S-3
                     (333-11687)

         4.2 Certificate of Incorporation of InaCom, as amended to date, incorporated herein by reference to InaCom's Current Report on Form 8-K, dated February 17, 1999, as amended

         4.3 Bylaws of InaCom, as amended to date, incorporated herein by reference to InaCom's Current Report on Form 8-K, dated February 17, 1999, as amended

         5.1         Opinion of McGrath, North, Mullin & Kratz, P.C.

         23.1        Consent of KPMG LLP

         23.2        Consent of Ernst & Young LLP

         23.3        Consent of McGrath, North, Mullin & Kratz, P.C.
                     (included in Exhibit 5.1)

         24          Powers of Attorney

Item 17. Undertakings.

            The undersigned registrant ("Registrant") hereby undertakes

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

o To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

o To reflect in the prospectus, any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

o To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
              Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

         (3) That, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to written agreements, Bylaw provisions or the Delaware Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, InaCom Corp., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 12th day of May, 1999.

                                  INACOM CORP.

                                                  /s/ Bill L. Fairfield
                                           By:___________________________
                                              Bill L. Fairfield, President and
                                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of May, 1999.

           Signature                                Title

/s/ Bill L. Fairfield
______________________________         President and Chief Executive Officer
        Bill L. Fairfield                 and Director

/s/ David C. Guenthner
______________________________         Executive Vice President
        David C. Guenthner                and Chief Financial Officer (Principal
                                          Financial and Accounting Officer)


         Joseph Auerbach*              Director
         Richard H. Bard*              Director
         Mogens C. Bay*                Director
         James Q. Crowe*               Director
         W. Grant Gregory*             Director
         Rick Inatome*                 Director
         Joseph Inatome*               Director
         William H. Janeway*           Director
         John R. Oltman*               Director
         Gary Schwendiman              Director
         William Y. Tauscher*          Director
         Linda S. Wilson               Director

         * Bill L. Fairfield, by signing his name hereto, signs the Registration Statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Bill L. Fairfield to sign this Registration Statement on behalf of each of the indicated Directors of InaCom Corp. is filed herewith as Exhibit 24.


                              /s/ Bill L. Fairfield
                           By:________________________
                                                    Bill L. Fairfield
                                                    Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                    Description                                  Page

    4.1 Specimen common stock Certificate incorporated by reference from InaCom's registration statement on Form S-3 (333-11687)

    4.2 Certificate of Incorporation of InaCom, as amended to date, incorporated herein by reference to InaCom's Current Report on Form 8-K, dated
               February 17, 1999, as amended

    4.3 Bylaws of InaCom, as amended to date, incorporated herein by reference to InaCom's Current Report on Form 8-K, dated February 17, 1999, as amended

    5.1        Opinion of McGrath, North, Mullin & Kratz, P.C..........

    23.1       Consent of KPMG LLP.....................................

    23.2       Consent of Ernst & Young LLP............................

    23.3       Consent of McGrath, North, Mullin & Kratz, P.C.
               (included in Exhibit 5.1)

    24         Powers of Attorney......................................

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